UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

First Horizon National Corporation

(Exact Name of Registrant as Specified in its Charter)

TN	001-15185	62-0803242
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 Madison Avenue Memphis, TN	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 523-4444

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)	Amendment to Bylaws

(1)   On October 16, 2007, the Corporation’s Board of Directors amended ARTICLE FOUR, Sections 4.7, 4.10, 4.21, and 4.23, and ARTICLE TEN, Section 10.6 of the Corporation’s Bylaws. The Bylaws are amended immediately as described below. The amended and restated Bylaws are filed herewith as Exhibit 3.2.

(2)   All amendments were effective October 16, 2007. The amendments were administrative in nature. The primary effects of the amendments are as follows.

(a)

The amendment to Section 4.10 clarifies that the powers and duties of the President include those of the Chief Operating Officer during times when no person holds the office of Chief Operating Officer.

(b)

The amendments to Sections 4.7, 4.21, 4.23, and 10.6 clarify and update various powers and duties of certain officers in certain situations. The situations include delegation by officers, by the Board, or by a committee; the authority to instruct the Treasurer or the Controller; and the authority to vote shares of stock owned by the Corporation.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
The following exhibits are filed herewith:

Exhibit #	Description

3.2	Bylaws of the Corporation, as amended and restated October 16, 2007

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters will be filed as exhibits not later than the Corporation’s annual report on Form 10-K for the year ending December 31, 2007, except for exhibits filed with this Report or with its quarterly report on Form 10-Q for the quarter ended September 30, 2007. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation (Registrant)

Date: October 19, 2007	By:	/s/ D. Bryan Jordan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EX-3	Bylaws of the Corporation, as amended and restated October 16, 2007